UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2016

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Exchange of $3.429 million of Convertible Notes for Common Stock

On December 22, 2016, Cinedigm Corp. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Company issued 450,000 shares of its Class A common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase 200,000 shares of Common Stock in exchange for $3,429,000 principal amount of the Company’s 5.5% Convertible Notes due 2035 with the holder of such notes. The exchanged notes were immediately cancelled. The warrants, which become exercisable six months after issuance, have a five-year term, an exercise price of $1.60 per share, and customary anti-dilution provisions. The exchange was consummated on December 23, 2016.

Termination of Warrants to Purchase 1.773 million shares of Common Stock

On December 23, 2016, the Company entered into an exchange agreement (the “Sageview Agreement”) with Sageview Capital Master, L.P. (“Sageview”) pursuant to which Sageview has agreed to terminate the outstanding warrants to purchase 1,773,462 shares of Common Stock at an exercise price of $12.36 per share in exchange for $5,000 in cash. The exchange was consummated on December 23, 2016.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of warrant issued on December 23, 2016.

10.1	Exchange Agreement, dated as of December 22, 2016, between the Company and Cap 1 LLC.

10.2	Exchange Agreement, dated as of December 23, 2016, between the Company and Sageview Capital Master, L.P.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of December 23, 2016

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of warrant issued on December 23, 2016.

10.1	Exchange Agreement, dated as of December 22, 2016, between the Company and Cap 1 LLC.

10.2	Exchange Agreement, dated as of December 23, 2016, between the Company and Sageview Capital Master, L.P.

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